Exhibit 99.1

Hexcel Corporation Advises of Increase in the Benefit of the Reversal of its Valuation Allowance as of December 31, 2005

     STAMFORD, Conn.--(BUSINESS WIRE)--Feb. 27, 2006--Hexcel Corporation (NYSE/PCX: HXL) today advised that it is increasing the benefit of the reversal of its valuation allowance against its U.S. deferred tax assets as of December 31, 2005 from $117.6 million to $119.2 million. After the issuance of the Company's year end earnings release on January 25, 2006, a further review of the Company's tax attributes concluded that the amount of the valuation allowance reversal as of December 31, 2005 should have been $1.6 million higher. Net income for the fourth quarter and the full year of 2005 are increased by $1.6 million to $122.0 million and $110.5 million, respectively. The reversal of the valuation allowance has no impact on the cash flows of the Company.
     Attached are the condensed consolidated statements of operations and the condensed consolidated statements of cash flows for the fourth quarter and full year of 2005, together with the condensed consolidated balance sheet as of December 31, 2005, each updated to reflect this additional benefit. The Company will file its 2005 Annual Report on Form 10-K, which will reflect this change in the reversal of the valuation allowance, by March 15, 2006.

     Hexcel Corporation is a leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and composite structures for use in commercial aerospace, space and defense, electronics, and industrial applications.


Hexcel Corporation and Subsidiaries
Revised Condensed Consolidated Statements of Operations
----------------------------------------------------------------------
                                               Unaudited
                                 -------------------------------------
                                   Quarter Ended       Year Ended
                                   December 31,       December 31,
(In millions, except per share
 data)                              2005     2004      2005      2004
----------------------------------------- -------- --------- ---------
Net sales                        $ 282.9  $276.4   $1,161.4  $1,074.5
Cost of sales                      223.5   218.3      907.2     845.4
----------------------------------------- -------- --------- ---------

 Gross margin                       59.4    58.1      254.2     229.1
    % Gross Margin                  21.0%   21.0%      21.9%     21.3%

Selling, general and
 administrative expenses            26.7    29.2      106.6     110.8
Research and technology expenses     5.9     7.4       25.4      23.6
Business consolidation and
 restructuring expenses              1.1     0.9        2.9       2.9
Other expense, net                     -       -       15.1       3.0
----------------------------------------- -------- --------- ---------

  Operating income                  25.7    20.6      104.2      88.8

Interest expense                     7.2    11.4       33.9      47.7
Non-operating expense, net             -     1.6       40.9       2.2
----------------------------------------- -------- --------- ---------

 Income before income taxes         18.5     7.6       29.4      38.9
Provision for income taxes (a)    (116.9)    0.3     (108.3)     11.2
----------------------------------------- -------- --------- ---------

  Income (loss) before equity in
   earnings                        135.4     7.3      137.7      27.7
Equity in earnings of affiliated
 companies                           1.0     0.3        3.6       1.1
----------------------------------------- -------- --------- ---------

  Net income                       136.4     7.6      141.3      28.8
Deemed preferred dividends and
 accretion                         (14.4)  (16.0)     (30.8)    (25.4)
----------------------------------------- -------- --------- ---------
  Net income (loss) available to
   common shareholders           $ 122.0  $ (8.4)  $  110.5  $    3.4
----------------------------------------- -------- --------- ---------

Net income (loss) per common share:

 Basic                           $  1.76  $(0.20)  $   1.84  $   0.09
 Diluted                         $  1.45  $(0.20)  $   1.51  $   0.08

Weighted-average common shares:

 Basic                              69.1    41.6       60.0      39.3
 Diluted                            94.4    41.6       93.7      42.1
----------------------------------------- -------- --------- ---------

(a) Provision for income taxes in the fourth quarter and year ended December 31, 2005 includes a $1.6 million increase in the benefit of the reversal of the valuation allowance against the Company's U.S. deferred tax assets from that reported in the Company's year end earnings release dated January 25, 2006. The total reversal is now $119.2 million.

Hexcel Corporation and Subsidiaries
Revised Condensed Consolidated Balance Sheets
----------------------------------------------------------------------
                                                   Unaudited
                                          ----------------------------
(In millions, except per share data)      December  September December
                                             31,       30,       31,
                                            2005      2005      2004
--------------------------------------------------  --------- --------
Assets

Current assets:
Cash and cash equivalents                 $  21.0    $  12.3  $  57.2
Accounts receivable, net                    155.9      161.8    153.5
Inventories, net                            150.4      160.5    144.2
Prepaid expenses and other current assets    43.0       15.7     18.4
--------------------------------------------------  --------- --------
Total current assets                        370.3      350.3    373.3

Property, plant and equipment               726.0      718.8    734.0
Less accumulated depreciation              (440.8)    (451.1)  (447.4)
--------------------------------------------------  --------- --------
Net property, plant and equipment           285.2      267.7    286.6

Goodwill and other intangibles, net          74.7       75.5     78.3
Investments in affiliated companies          14.3       14.3      5.5
Other assets (a)                            136.1       34.9     33.1
--------------------------------------------------  --------- --------
Total assets                              $ 880.6    $ 742.7  $ 776.8
--------------------------------------------------  --------- --------

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Notes payable and current maturities of
 capital lease obligations                $   3.0    $   3.9  $   1.0
Accounts payable                             94.5       86.0     94.8
Accrued liabilities                          98.3      108.9    120.2
--------------------------------------------------  --------- --------
Total current liabilities                   195.8      198.8    216.0

Long-term notes payable and capital lease
 obligations                                416.8      422.4    430.4
Other non-current liabilities                57.3       65.2     64.3
--------------------------------------------------  --------- --------
Total liabilities                           669.9      686.4    710.7

Mandatorily redeemable convertible
 preferred stock, 0.125 shares
  of series A and 0.125 shares of series B
   authorized, 0.071 shares of     series
   A issued and outstanding at September
   30, 2005; and 0.101 shares of series A
   and 0.047 shares of series B issued and
   outstanding at December 31, 2004             -       64.3     90.5

Stockholders' equity (deficit):
Preferred stock, no par value, 20.0 shares
 authorized, no shares
 issued or outstanding                          -          -        -
Common stock, $0.01 par value, 200.0
 shares authorized,
  94.0 shares issued at December 31, 2005,
   70.0 shares issued at September 30,
   2005 and 55.0 shares issued at December
   31, 2004                                   0.9        0.7      0.5
Additional paid-in capital                  455.0      374.4    334.5
Accumulated deficit                        (222.5)    (358.9)  (363.8)
Accumulated other comprehensive income
 (loss)                                      (7.3)      (8.8)    18.4
--------------------------------------------------  --------- --------
                                            226.1        7.4    (10.4)
Less - Treasury stock, at cost, 1.5 shares
 at December 31, 2005 and
   September 30, 2005 and 1.4 shares at
    December 31, 2004                       (15.4)     (15.4)   (14.0)
--------------------------------------------------  --------- --------
Total stockholders' equity (deficit)        210.7       (8.0)   (24.4)
--------------------------------------------------  --------- --------
Total liabilities and stockholders' equity
 (deficit)                                $ 880.6    $ 742.7  $ 776.8
--------------------------------------------------  --------- --------

(a) Includes $107.9 million of non-current deferred tax assets as of December 31, 2005, reflecting an increase of $1.6 million in the benefit of the reversal of the valuation allowance against the Company's U.S. deferred tax assets from that reported in the Company's year end earnings release dated January 25, 2006.

Hexcel Corporation and Subsidiaries
Revised Condensed Consolidated Statements of Cash Flows
----------------------------------------------------------------------
                                                Unaudited
                                    ----------------------------------
                                      Quarter Ended      Year Ended
                                      December 31,      December 31,
(In millions)                          2005    2004      2005    2004
-------------------------------------------- -------- -------- -------

Cash flows from operating activities
Net income (a)                      $ 136.4  $  7.6   $ 141.3  $ 28.8
Reconciliation to net cash provided
 by operating
  activities:
  Depreciation and amortization        11.8    13.1      47.3    52.0
    Amortization of debt discount and
     deferred financing costs           0.3     0.7       2.0     3.3
  Deferred income taxes (benefit),
   including reversal of
   valuation allowance (a)           (119.4)   (0.6)   (118.4)   (1.1)
  Business consolidation and
   restructuring expenses               1.1     0.9       2.9     2.9
  Business consolidation and
   restructuring payments              (0.8)   (0.9)     (2.7)   (4.7)
  Loss on early retirement of debt        -     1.6      40.9     3.2
  Equity in earnings of affiliated
   companies                           (1.0)   (0.3)     (3.6)   (1.1)
  (Increase) decrease in accounts
   receivable                           4.4     1.5     (16.9)  (19.3)
  (Increase) decrease in inventories    8.9     7.4     (16.8)  (17.5)
  (Increase) decrease in
   prepaid/other current assets         2.0     0.4       4.4    (7.4)
  Increase (decrease) in accounts
   payable/accrued liabilities         (1.6)    9.0     (11.6)   45.9
  Changes in non-current assets and
   long-term
   liabilities and other                1.6       -       3.7     0.9
-------------------------------------------- -------- -------- -------
 Net cash provided by operating
  activities                           43.7    40.4      72.5    85.9
-------------------------------------------- -------- -------- -------

Cash flows from investing activities
 Capital expenditures                 (30.3)  (17.8)    (62.7)  (38.1)
 Deposits for capital purchases        (4.2)      -      (4.2)      -
 Proceeds from the sale of assets         -       -       1.4     6.5
 Dividends from affiliated companies    1.0     1.5       3.1     3.0
 Investment in affiliated companies       -       -      (7.5)      -
-------------------------------------------- -------- -------- -------
 Net cash used for investing
  activities                          (33.5)  (16.3)    (69.9)  (28.6)
-------------------------------------------- -------- -------- -------

Cash flows from financing activities
 Proceeds from 6.75% senior
  subordinated notes                      -       -     225.0       -
 Proceeds from (repayments of)
  senior secured credit
   facilities, net                     (5.0)      -     190.0    (4.1)
 Repayments of 9.75% senior
  subordinated notes                      -   (24.1)   (285.3)  (47.0)
 Redemption of 7.0% convertible
  subordinated debentures                 -    (1.7)    (19.2)   (1.7)
 Redemption of 9.875% senior secured
  notes                                   -       -    (125.0)      -
 Proceeds from (repayments of)
  capital lease obligations
   and other debt, net                 (1.3)   (1.3)      0.7    (1.6)
 Issuance costs related to debt
  offerings                               -       -     (12.1)      -
 Debt retirement costs                    -       -     (30.0)      -
 Activity under stock plans             5.1     9.2      15.2    12.8
-------------------------------------------- -------- -------- -------
 Net cash used for financing
  activities                           (1.2)  (17.9)    (40.7)  (41.6)
                                    -------- -------- -------- -------
Effect of exchange rate changes on
 cash and cash equivalents             (0.3)   (0.5)      1.9    (0.2)
-------------------------------------------- -------- -------- -------
Net increase (decrease) in cash and
 cash equivalents                       8.7     5.7     (36.2)   15.5
Cash and cash equivalents at
 beginning of period                   12.3    51.5      57.2    41.7
-------------------------------------------- -------- -------- -------
Cash and cash equivalents at end of
 period                             $  21.0  $ 57.2   $  21.0  $ 57.2
-------------------------------------------- -------- -------- -------

Supplemental Data:
  Cash interest paid                $   2.9  $  7.4   $  40.0  $ 47.1
  Cash taxes paid                   $   2.4  $  2.6   $  12.0  $ 10.4
-------------------------------------------- -------- -------- -------

(a) The increase of $1.6 million in the benefit of the reversal of the valuation allowance against the Company's U.S. deferred tax assets increased net income to $136.4 million and $141.3 million for the fourth quarter and year ended December 31, 2005, respectively, and increased the benefit of deferred income taxes including the reversal of the valuation allowance to $119.4 million and $118.4 million for the fourth quarter and year ended December 31, 2005, respectively.


     CONTACT: Hexcel Corporation
              Investors:
              Stephen C. Forsyth, 203-969-0666 ext. 425 stephen.forsyth@hexcel.com
                or
              Media:
              Michael Bacal, 203-969-0666 ext. 426
              michael.bacal@hexcel.com